                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37737


                             PROSPECTUS SUPPLEMENT
                              Dated March 3, 2000
                   TO THE PROSPECTUS DATED NOVEMBER 14, 1997


                         ALTERRA HEALTHCARE CORPORATION
                   (F/K/A ALTERNATIVE LIVING SERVICES, INC.)


         Alterra Healthcare Corporation (f/k/a Alternative Living Services, Inc. (the "Company")) has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

         The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                                       PRINCIPAL         PRINCIPAL
                                                         AMOUNT           AMOUNT
                                                           OF               OF
                                                       DEBENTURES       DEBENTURES        PERCENT OF
                                                      BENEFICIALLY      THAT MAY BE       OUTSTANDING
                                                         OWNED             SOLD           DEBENTURES
                                                      ------------      -----------       -----------
Donaldson, Lufkin & Jenrette Securities Corp........    $500,000          $500,000            1.0%